Exhibit 10.15

WARRANT AGREEMENT

This Agreement made as of                     , 2006 between Boomerang Holdings, Inc., a Delaware corporation, with offices at 400 Chesterfield Center, Suite 400, Chesterfield, Missouri 63017 (“Company”), and or permitted assigns under the terms of this Agreement and the Warrants (the “Warrant Holder”).

WHEREAS, the Company has determined to issue and deliver up to 3,062,500 Warrants to the Company’s directors (the “Warrants”), each Warrant evidencing the right of the Warrant Holder thereof to purchase one share of the Company’s common stock, par value $0.01 per share (“Common Stock”), for $6.00, subject to adjustment as described herein; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Holder, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.             Warrants.

1.1.          Form of Warrant Certificate.   Each Warrant Certificate shall be in substantially the form of Warrant Certificate attached as Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chairman of the Board or President and Treasurer, Secretary or Assistant Secretary of the Company. In the event the person whose facsimile signature has been placed upon any Warrant Certificate shall have ceased to serve in the capacity in which such person signed the Warrant Certificate before such Warrant Certificate is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

1.2.          Registration.

1.2.1.       Warrant Register.   The Company shall maintain books (“Warrant Register”), for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Company shall issue and register the Warrants in the names of the respective holders thereof in the appropriate denominations.

1.2.2.       Registered Holder.   Prior to due presentment for registration of transfer of any Warrant, the Company may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (“registered holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company), for the purpose of any exercise thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

2.             Terms and Exercise of Warrants.

2.1.          Warrant Price.   Each Warrant Certificate shall entitle the Warrant Holder, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $6.00 per whole share, subject to the adjustments provided in Section 3 hereof and in the last sentence of this Section 2.1. The term “Warrant Price” as used in this Warrant Agreement refers to the price per share at which

Common Stock may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date; provided, however, that any change in the Warrant Price must apply equally to all of the Warrants, and provided further that any reduction in Warrant Price must remain in effect for at least twenty (20) business days.

2.2.          Duration of Warrants.   A Warrant may be exercised only during the period (“Exercise Period”) commencing on the later of (i) the consummation by the Company of a business combination and (ii)                     , 2007 (one year from the effective date of the registration statement (the “Registration Statement”)) for the contemplated initial public offering of the Company’s securities (the “Public Offering”), and terminating at 5:00 p.m., New York City time on the earlier to occur of (i)                     , 2007 (four years from the effective date of the Registration Statement), or (ii) the date fixed for redemption of the Warrants as provided in Section 5 of this Agreement (“Expiration Date”). For purposes of this Agreement, a “business combination” means, following the Public Offering (the net proceeds of which shall be deposited in a trust account), the Company’s initial acquisition of one or more assets or operating businesses through a merger, capital stock exchange, asset or stock acquisition or other similar business combination pursuant to which the Company will require that a majority of the shares of common stock voted by its public stockholders are voted in favor of the acquisition and less than 20% of the public stockholders both (1) vote against the proposed acquisition and (2) elect to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Except with respect to the right to receive the Redemption Price (as set forth in Section 5.1 hereunder), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that any extension of the duration of the Warrants must apply equally to all of the Warrants.

2.3.          Exercise of Warrants.

2.4.          Payment.   Subject to the provisions of the Warrant and this Warrant Agreement, a Warrant may be exercised by the registered holder thereof by surrendering it, at the office of the Company, with the subscription form, as set forth in the Warrant, duly executed, and by paying in full, in lawful money of the United States, in cash, good certified check or good bank draft payable to the order of the Company (or as otherwise agreed to by the Company), the Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Stock, and the issuance of the Common Stock.

2.5.          Issuance of Certificates.   As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price, the Company shall issue to the registered holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been exercised. Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise would be unlawful. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant and shall have no obligation to settle the Warrant exercise unless a registration statement under the Act with respect to the Common Stock is effective, subject to the Company satisfying its obligations under Section 6.4 to use its best efforts. In the event that a registration statement with respect to the Common Stock underlying a Warrant is not effective under the Act, the holder of such Warrant shall not be entitled to exercise such Warrant. Notwithstanding anything to the contrary contained in this Warrant Agreement, under no circumstances will the Company be required to net cash settle the exercise of the Warrants. Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise would be unlawful. As a result of the provisions of this Section 2.5, any or all of the Warrants may expire unexercised. In no event shall the registered holder be entitled to receive any monetary damages if the Common Stock underlying the Warrants have not been registered by the Company pursuant to an effective registration statement or if a current prospectus is available for delivery by the Warrant Agent, provided the Company has fulfilled its obligations to use its best efforts to effect such registration and ensure a current prospectus is available for delivery by the Warrant Agent.

2.6.          Valid Issuance.   All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

2.7.          Date of Issuance.   Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3.             Adjustments.

3.1.          Stock Dividends—Split-Ups.   If after the date hereof, and subject to the provisions of Section 3.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock.

3.2.          Aggregation of Shares.   If after the date hereof, and subject to the provisions of Section 3.6, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

3.3.          Adjustments in Exercise Price.   Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Section 3.1 and 3.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

3.4.          Extraordinary Dividends.   If the Company, at any time during the Exercise Period, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock (or other shares of the Company’s capital stock into which the Warrants are convertible), other than (w) as described in Sections 3.1, 3.2 or 3.5, (x) regular quarterly or other periodic dividends, (y) in connection with the conversion rights of the holders of Common Stock upon consummation of the Company’s initial business combination or (z) in connection with the Company’s liquidation and the distribution of its assets upon its failure to consummate a business combination (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Company’s Board of Directors, in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend.

3.5.          Replacement of Securities upon Reorganization, etc.   In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Section 3.1 or 3.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Warrant Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Warrant Holder would have received if such Warrant Holder had exercised his, her or its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 3.1 or 3.2, then such adjustment shall be made pursuant to Sections 3.1, 3.2, 3.3 and this Section 3.5. The provisions of this Section 3.5 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

3.6.          Notices of Changes in Warrant.   Upon every adjustment of the Warrant Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to each Warrant Holder, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 3.1, 3.2, 3.3, 3.4 or 3.5, then, in any such event, the Company shall give written notice to each Warrant Holder, at the last address set forth for such holder in the warrant register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

3.7.          No Fractional Shares.   Notwithstanding any provision contained in this Warrant Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 3, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up or down to the nearest whole number the number of the shares of Common Stock to be issued to the Warrant Holder.

3.8.          Form of Warrant.   The form of Warrant need not be changed because of any adjustment pursuant to this Section 3, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4.             Transfer and Exchange of Warrants.

4.1.          Restrictions on Transfer.   The Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of certain states in reliance on specific exemptions from registration. No securities administrator of any state or the federal government has recommended or endorsed this private placement of Warrants or made any findings or determination relating to the fairness of an investment in the Company. The Warrants are (and the Common Stock underlying such Warrants, when issued, will be) subject to restrictions on transferability and may not be resold, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states or an exemption from such registration is available. The Warrants may not be sold or transferred until ninety (90) days after the consummation of a business combination.

4.2.          Registration of Transfer.   The Company shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Company.

4.3.          Procedure for Surrender of Warrants.   Warrants may be surrendered to the Company, together with a written request for exchange or transfer, and thereupon the Company shall issue in exchange therefor one or more new Warrants as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Company shall not cancel such Warrant and issue new Warrants in exchange therefor until the Company has received an opinion of its counsel stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

4.4.          Fractional Warrants.   The Company shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Warrant certificate for a fraction of a Warrant.

4.5.          Service Charges.   No service charge shall be made for any exchange or registration of transfer of Warrants.

5.             Redemption.

5.1.          Redemption.   Subject to Section 5.4 hereof, not less than all of the outstanding Warrants may be redeemed, at the option of the Company, at any time after they become exercisable and prior to their expiration, at the office of the Company, upon the notice referred to in Section 5.2, at the price of $0.01 per Warrant (the “Redemption Price”), provided (i) the last sales price of the Common Stock has been at least $11.50 per share (the “Trigger Price”), on each of twenty (20) trading days within any thirty (30) trading day period ending on the third business day prior to the date on which notice of redemption is given and (ii) the Warrants and the shares of Common Stock underlying the Warrants are covered by a registration statement that is effective under the Act and a current prospectus

5.2.          Date Fixed for, and Notice of, Redemption.   In the event the Company shall elect to redeem all of the Warrants, the Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the date fixed for redemption to the registered holders of the Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. In the event of any adjustment to the Warrant Price or the number of shares of Common Stock issuable on exercise of each Warrant as provided in Section 3, a proportional adjustment shall be made to the Trigger Price.

5.3.          Exercise After Notice of Redemption.   The Warrants may be exercised for cash at any time after notice of redemption shall have been given by the Company pursuant to Section 5.2 hereof and prior to the Redemption Date. On and after the Redemption Date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

5.4.          Outstanding Warrants Only.   The Company understands that the redemption rights provided for by this Section 5 apply only to outstanding Warrants. To the extent a person holds rights to purchase Warrants, such purchase rights shall not be extinguished by redemption. However, once such purchase rights are exercised, the Company may redeem the Warrants issued upon such exercise provided that the criteria for redemption is met.

6.             Other Provisions Relating to Rights of Holders of Warrants.

6.1.          No Rights as Stockholder.   A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

6.2.          Lost, Stolen, Mutilated, or Destroyed Warrants.   If any Warrant Certificate is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as the Company may in its discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), issue a new Warrant Certificate of like denomination, tenor, and date as the Warrant Certificate so lost, stolen, mutilated, or destroyed. Any such new Warrant Certificate shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant Certificate shall be at any time enforceable by anyone.

6.3.          Reservation of Common Stock.   The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

6.4.          Registration of Common Stock.   The Company agrees that prior to the commencement of the Exercise Period, it shall use its best efforts to prepare and file with the Securities and Exchange Commission (the “SEC”) a post-effective amendment to the Registration Statement, or a new registration statement, for the registration, under the Act, of, and it shall use its best efforts to take such action as is necessary to qualify for sale, in those states in which the Warrants were initially offered by the Company, the Common Stock issuable upon exercise of the Warrants. In either case, the Company will use its best efforts to cause the same to become effective on or prior to the commencement of the Exercise Period and use its best efforts to maintain the effectiveness of such registration statement and ensure that a current prospectus is on file with the SEC until the expiration of the Warrants in accordance with the provisions of this Agreement; provided, however, that the Company shall not be obligated to deliver securities and shall not have penalties for failure to deliver securities, if a registration statement is not effective or a current prospectus is not on file with the SEC at the time of exercise by the holder. The provisions of this Section 6.4 may not be modified, amended or deleted without the prior written consent of Deutsche Bank.

6.5.          Delivery of Prospectus or Notice.   Upon the exercise of any Warrant, if the Company requests, the Warrant Agent shall deliver to the holder of such Warrant, prior to or concurrently with the delivery of the shares issued upon such exercise, in accordance with the Company’s request, either (i) a prospectus relating to the shares deliverable upon exercise of Warrants and complying in all material respects with the Securities Act or (ii) the notice referred to in Rule 173 under the Securities Act.

6.6.          Waiver.   The Warrant Agent hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the trust account and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

7.             Miscellaneous Provisions.

7.1.          Successors.   All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns.

7.2.          Notices.   Any notice, statement or demand authorized by the Warrant Holder to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is provided in writing to the Warrant Holder), as follows:

Boomerang Holdings, Inc.
400 Chesterfield Center, Suite 400
Chesterfield, Missouri 63017
Attn: Gregg Eisenberg, CEO

7.3.         Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Holder shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is provided in writing with the Company to the Warrant Holder at the address for the Warrant Holder that appears in the signature page hereto).

7.4.          Applicable law.   The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 7.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

7.5.          Persons Having Rights under this Agreement.   Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants, any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.

7.6.          Examination of the Warrant Agreement.   A copy of this Agreement shall be available at all reasonable times at the office of the Company in Chesterfield, Missouri, for inspection by the registered holder of any Warrant. The Company may require any such holder to submit his Warrant for inspection by it.

7.7.          Counterparts.   This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7.8.          Effect of Headings.   The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

7.9.          Amendments.   This Agreement may be amended by the parties hereto without the consent of any registered holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders. All other modifications or amendments, including, but not limited to, any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the written consent of each of Deutsche Bank and the registered holders of a majority of the then outstanding Warrants. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period in accordance with Sections 2.1 and 2.2 without such consent.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

BOOMERANG HOLDINGS, INC.

By:
Name: Gregg Eisenberg
Title: Chief Executive Officer

WARRANT HOLDER

By:
Name:
Title:

Warrant Holder’s Address

EXHIBIT A

FORM OF WARRANT CERTIFICATE